Exhibit 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION COMPLETES
ROYAL WOLF ACQUISITION

PASADENA, CA, September 14, 2007 -- General Finance Corporation (AMEX:GFN, GFN.U, GFN.WS) announced that it completed yesterday the acquisition of RWA Holdings Pty Limited, or RWA. General Finance acquired 86.2% of the outstanding capital stock of RWA, and RWA and its subsidiaries, including Royal Wolf Trading Australia Pty Limited, the market leader in Australia for container-based storage and accommodation products. Bison Capital Australia, LP, owns the remaining 13.8% of the capital stock of RWA.

Ronald F. Valenta, General Finance’s Chief Executive Officer, commented: “We are extremely pleased to complete the RWA acquisition, and are looking forward to implementing our business strategy of enhancing Royal Wolf’s business and operations and expanding our rental services platform.”

Robert Allan, Chief Executive Officer of Royal Wolf, commented. “In recent years we have expanded our product range and market share within Australia to double digit growth. As part of publicly owned GFN we will have access to broader industry knowledge, increased financing capabilities and a business platform on an international scale, which is an exciting prospect to all at Royal Wolf.

About General Finance Corporation

Until the acquisition, the Company was a special-purpose acquisition company organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses, whose efforts are focused initially on acquiring an operating company in the specialty finance sector.

RWA, through its Royal Wolf subsidiary, is the market leader in Australia for container-based storage and accommodation products.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the implementation of our business strategy. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in the Company’s revised definitive proxy statement with respect to the proposed acquisition filed with the Securities and Exchange Commission on August 10, 2007. General Finance Corporation disclaims any obligation to update any information contained in any forward-looking statement.

Contact:
Steven Anreder (212) 532-3232
steven.anreder@anreder.com